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                                                                    Exhibit 23.1



               Consent of Independent Certified Public Accountants

The Board of Directors
Essex Property Trust, Inc.;

We consent to incorporation by reference in the registration statements on Form S-3 (Nos. 333-44467 and 333-21989) and the registration statement on Form S-8 (No. 33-84830) of Essex Property Trust, Inc. of our report dated January 30, 1998, relating to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. and subsidiaries for the years ended December 31, 1997, 1996 and 1995 and the related financial statement schedule, which report appears in the December 31, 1997, annual report on Form 10-K.

We also consent to the reference to our firm under the heading "Experts" in each prospectus, statements.



                                       KPMG Peat Marwick LLP

San Francisco, California
March 31, 1998